UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 30, 2021

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01	Other Events.

Douglas L. Kennedy, President and Chief Executive Officer of Peapack Gladstone Financial Corporation (the “Company”) and Peapack-Gladstone Bank, entered into a stock trading plan to sell 30,000 shares of common stock over a two-month period beginning on July 30, 2021, which is approximately 10% of his holdings of Company stock, including unvested restricted stock units. The trading plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934.  In accordance with Rule 10b5-1, officers of a public company may adopt a plan for selling stock of the public company when the officer is not in possession of material, non-public information about the company.

Mr. Kennedy entered into the plan for tax and financial planning purposes.  Following the completion of the plan, Mr. Kennedy is expected to hold approximately 267,195 shares of Company common stock, including 106,397 shares of restricted stock units that remain subject to the satisfaction of vesting conditions.  Following the completion of the stock trading plan, Mr. Kennedy will still own the most shares of Company common stock among the Company’s management and Board of Directors and will continue to maintain ownership in excess of the amount required under the Company’s stock ownership guidelines.  The stock transactions under the plan will be disclosed publicly through filings made with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:	June 30, 2021	By:	/s/ Jeffrey J. Carfora
		Name:	Jeffrey J. Carfora
		Title:	Senior Executive Vice President and Chief Financial Officer